Exhibit 99.1

Fluent Announces Third Quarter 2018 Financial Results

Second Full Quarter as a Standalone Public Company Produces $66.5 Million in Revenue,

$4.5 Million in Net Income, Resulting in $0.06 in Basic Earnings Per Share

New York, NY – November 7, 2018 – Fluent, Inc. (NASDAQ: FLNT) a leading data-driven performance marketing company, today announced financial results for the quarter ended September 30, 2018.

“We are happy to report record numbers for our three key operating metrics: revenue, adjusted gross profit, and adjusted EBITDA,” stated Ryan Schulke, Fluent’s CEO. “The increased adoption of our performance-based marketing services, coupled with operating efficiencies, has allowed us to deliver a very good quarter for our shareholders.”

Third Quarter Financial Results

For the three months ended September 30, 2018, as compared to the three months ended September 30, 2017:

•	Total revenue increased 21% to $66.5 million, from $54.9 million.

•	Net income from continuing operations was $4.5 million, compared to net loss from continuing operations of $10.8 million.

•	Results from discontinued operations were $0, compared to net loss from discontinued operations of $3.3 million.

•	Basic earnings per share from continuing operations was $0.06, compared to a loss of $0.19 per share.

•	Adjusted EBITDA grew 56% to $12.4 million, based on net income of $4.5 million, compared to adjusted EBITDA of $7.9 million on net loss of $14.1 million.

•	Adjusted gross profit increased 43% to $27.4 million, from $19.2 million. Adjusted gross margin increased 600 basis points to 41%, from 35%.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are non-GAAP financial measures. Reconciliation of these non-GAAP measures are provided in the attached tables.

Third Quarter and Recent Business Highlights

•	Surpassed 200 million unique email addresses in the Fluent Identity Graph.

•	Expanded revenue and margins as a result of consumer re-engagement through lifecycle marketing initiatives.

•	Successfully deployed machine learning to enhance audience segmentation and drive incremental monetization.

•	Increased scale and profitability in our UK beta launch.

Conference Call

Fluent, Inc. will host a conference call on Wednesday, November 7, 2018 at 4:30 PM ET to discuss its 2018 third quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at www.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10123609. The replay will also be available for one week on the Fluent website at www.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is the trusted acquisition partner for growing brands. Leveraging our proprietary first party data asset, Fluent creates marketing programs that deliver better digital advertising experiences for consumers and measurable results for advertisers. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

FORWARD-LOOKING STATEMENTS

This press release and the conference call contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and the conference call and speak only as of the date of this press release and the conference call and are advised to consider the factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

FLUENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$17,361	$16,564
Accounts receivable, net of allowance for doubtful accounts of $1,751 and $1,624 at September 30, 2018 and December 31, 2017, respectively	39,726	36,278
Prepaid expenses and other current assets	1,779	1,865
Current assets of discontinued operations	—	2,274
Total current assets	58,866	56,981
Property and equipment, net	421	687
Intangible assets, net	66,065	74,354
Goodwill	159,791	159,791
Other non-current assets	564	1,097
Non-current assets of discontinued operations	—	24,089
Total assets	$285,707	$316,999
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$7,249	$7,408
Accrued expenses and other current liabilities	15,395	14,967
Deferred revenue	714	265
Current portion of long-term debt	7,227	2,750
Current liabilities of discontinued operations	—	7,389
Total current liabilities	30,585	32,779
Promissory notes payable to certain shareholders, net	—	10,837
Long-term debt, net	52,463	49,376
Total liabilities	83,048	92,992
Shareholders' equity:
Preferred stock - $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock - $0.0005 par value, 200,000,000 shares authorized; 76,516,415 and 61,631,573 shares issued at September 30, 2018 and December 31, 2017, respectively; and 75,291,330 and 61,279,050 shares outstanding at September 30, 2018 and December 31, 2017, respectively	38	31
Treasury stock, at cost, 1,225,085 and 352,523 shares at September 30, 2018 and December 31, 2017, respectively	(3,253)	(1,274)
Additional paid-in capital	392,886	392,687
Accumulated deficit	(187,012)	(167,437)
Total shareholders' equity	202,659	224,007
Total liabilities and shareholders' equity	$285,707	$316,999

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$66,535	$54,942	$179,459	$155,167
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	39,090	35,732	108,646	104,310
Sales and marketing expenses	4,186	5,105	11,870	13,478
General and administrative expenses	13,563	19,143	33,456	45,788
Depreciation and amortization	3,352	3,297	10,021	9,736
Write-off of long-lived assets	—	—	—	3,626
Spin-off transaction costs	—	—	7,708	—
Total costs and expenses	60,191	63,277	171,701	176,938
Income (loss) from operations	6,344	(8,335)	7,758	(21,771)
Interest expense, net	(1,882)	(2,426)	(6,209)	(7,098)
Income (loss) before income taxes from continuing operations	4,462	(10,761)	1,549	(28,869)
Income taxes	—	—	—	—
Net income (loss) from continuing operations	4,462	(10,761)	1,549	(28,869)
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	—	(3,334)	(2,084)	(18,360)
Loss on disposal of discontinued operations, net of $0 income taxes	—	—	(19,040)	—
Net loss from discontinued operations	—	(3,334)	(21,124)	(18,360)
Net income (loss)	$4,462	$(14,095)	$(19,575)	$(47,229)
Basic and diluted earnings (loss) per share:
Continuing operations	$0.06	$(0.19)	$0.02	$(0.53)
Discontinued operations	$—	$(0.06)	$(0.29)	$(0.34)
Net income (loss)	$0.06	$(0.25)	$(0.26)	$(0.86)
Weighted average number of shares outstanding:
Basic and diluted	78,199,579	55,390,247	73,941,595	54,665,776

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,575)	$(47,229)
Net loss from discontinued operations	21,124	18,360
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	10,021	9,736
Non-cash interest expense and related amortization	1,491	2,268
Share-based compensation expense	11,855	25,456
Write-off of long-lived assets	—	3,626
Provision for bad debts	462	2,175
Allocation of expenses to red violet	(325)	(2,849)
Changes in assets and liabilities:
Accounts receivable	(3,910)	(7,708)
Prepaid expenses and other current assets	(112)	(528)
Other non-current assets	533	71
Accounts payable	(159)	(7,464)
Accrued expenses and other current liabilities	628	8,900
Deferred revenue	449	154
Net cash provided by operating activities from continuing operations	22,482	4,968
Net cash used in operating activities from discontinued operations	(5,835)	(7,902)
Net cash provided by (used in) operating activities	16,647	(2,934)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(107)	(668)
Capitalized costs included in intangible assets	(995)	(694)
Capital contributed to red violet	(19,728)	—
Net cash used in investing activities from continuing operations	(20,830)	(1,362)
Net cash used in investing activities from discontinued operations	(1,386)	(5,294)
Net cash used in investing activities	(22,216)	(6,656)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	13,392	—
Proceeds from debt obligations, net of debt costs	67,182	14,039
Repayments of long-term debt	(72,229)	(3,472)
Taxes paid related to net share settlement of vesting of restricted stock units	(1,979)	(743)
Net cash provided by financing activities from continuing operations	6,366	9,824
Net increase in cash and cash equivalents	$797	$234
Cash and cash equivalents at beginning of period	16,564	10,089
Cash and cash equivalents at end of period	$17,361	$10,323
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$4,931	$4,940
Cash paid for income taxes	$—	$—
Share-based compensation capitalized in intangible assets	$364	$373
Reduction in value of puttable common stock classified as liability	$(200)	$—

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, adding back net loss from discontinued operations, interest expense, depreciation and amortization, share-based compensation expense, acquisition and restructuring costs, write-off of long-lived assets, and certain litigation and other costs, as noted in the tables below. Adjusted net income (loss) and the related basic and diluted per share amounts are non-GAAP measures equal to net income (loss) from continuing operations, the most directly comparable financial measure based on US GAAP, adding back the effect of spin-off transaction costs. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Net income (loss)	$4,462	$(14,095)	$(19,575)	$(47,229)
Net loss from discontinued operations	—	3,334	21,124	18,360
Interest expense, net	1,882	2,426	6,209	7,098
Depreciation and amortization	3,352	3,297	10,021	9,736
Share-based compensation expense	2,593	10,508	11,855	25,456
Acquisition and restructuring costs	119	2,474	3,149	4,792
Write-off of long-lived assets	—	—	—	3,626
Litigation and other costs	—	3	185	3
Adjusted EBITDA	$12,408	$7,947	$32,968	$21,842

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share data)	2018	2017	2018	2017
Net income (loss) from continuing operations	$4,462	$(10,761)	$1,549	$(28,869)
Add back: Spin-off transaction costs	—	—	7,708	—
Adjusted net income (loss)	$4,462	$(10,761)	$9,257	$(28,869)
Adjusted earnings (loss) per share:
Basic and diluted	$0.06	$(0.19)	$0.13	$(0.53)
Weighted average number of shares outstanding:
Basic and diluted	78,199,579	55,390,247	73,941,595	54,665,776

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Revenue	$66,535	$54,942	$179,459	$155,167
Cost of revenue (exclusive of depreciation and amortization)	39,090	35,732	108,646	104,310
Adjusted gross profit	$27,445	$19,210	$70,813	$50,857
Adjusted gross margin	41%	35%	39%	33%

We present adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure our performance, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of discontinued operations, interest expense, non-cash depreciation and amortization, share-based compensation expense, acquisition and restructuring costs, write-off of long-lived assets, and certain litigation and other costs. Adjusted net income (loss) and adjusted earnings (loss) per share eliminate the effect of the spin-off transaction costs. Adjusted gross profit and adjusted gross margin are calculated by using cost of revenue (exclusive of depreciation and amortization).

Adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either operating income (loss) or net income (loss) as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investors:
Jordyn Tarazi
Fluent, Inc.
(646)356-8469
JTarazi@fluentco.com

Media:
North 6th Agency, Inc.
(212)334-9753 ext. 143
fluent@n6a.com